UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2021

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On December 29, 2021, Repay Holdings Corporation (the “Company”) and certain of its subsidiaries entered into a Second Amendment (the “Amendment”) to Amended and Restated Revolving Credit Agreement (the “Amended Credit Agreement”), dated as of February 3, 2021, by and among the Company, certain subsidiaries of the Company, financial institutions parties thereto as lenders, and Truist Bank, as administrative agent.  The Amendment amends the Amended Credit Agreement to increase the capacity under the revolving credit facility and to make certain clarifying amendments in connection with the Company’s acquisition of the business of Payix Incorporated (“Payix”) and in connection with subsequent permitted acquisitions.

Prior to the Amendment, the Amended Credit Agreement consisted of a $125.0 million senior secured revolving credit facility (the “Facility”) in favor of Hawk Parent Holdings LLC (“Hawk Parent”), which is a subsidiary of the Company.  The Amended Credit Agreement permitted Hawk Parent to increase the principal amount of the Facility subject to certain restrictions and conditions. The Amendment upsizes the Facility capacity to $185.0 million in favor of Hawk Parent. The Facility is guaranteed by the Company and certain of its subsidiaries.  The Facility is secured by a first priority security interest in substantially all tangible and intangible property of the Company and certain of its subsidiaries.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01.Regulation FD Disclosure.

On January 3, 2022, the Company issued a press release announcing the acquisition of Payix for up to $115 million.  The acquisition was financed with cash on hand and available revolver capacity.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*

Second Amendment to Amended and Restated Revolving Credit Agreement, dated December 29, 2021, by and among Repay Holdings Corporation, Hawk Parent Holdings LLC, Truist Bank, as Administrative Agent, and the other parties thereto

99.1*	Press Release issued January 3, 2022 by Repay Holdings Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: January 3, 2022	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey
General Counsel